Exhibit 99.1

CALLON PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

On October 8, 2014, Callon Petroleum Company, Inc., (“Callon” or the “Company”), completed the purchase of certain undeveloped acreage and producing oil and gas assets (the “Acquired Properties”) located in Midland, Andrews, Martin and Ector Counties, Texas (the “Acquisition”) for an aggregate cash purchase price of $210 million (including purchase price adjustments) with an effective date of May 1, 2014.

In connection with the closing of the Acquisition, on October 8, 2014, the borrowing base under the Company’s existing $500 million senior secured revolving credit facility was amended to $250 million (the “Credit Facility”), and the Company replaced its existing $125 million secured second lien term loan (the “Second Lien Loan”) with a new $300 million secured second lien term loan (the “New Second Lien Loan”). The Company used the proceeds from the initial advance under the New Second Lien Loan to pay a portion of the purchase price of the Acquisition, repay in full the amounts outstanding under the existing Second Lien Loan, and repay borrowings under the Credit Facility.

On September 15, 2014, the Company completed a public offering of 12,500,000 shares of its common stock at a price to the public of $9.00 per share, before underwriting discounts, and the exercise in full by the underwriters of their option to purchase 1,875,000 additional shares of common stock at $9.00 per share, which also closed on September 15, 2014. Net proceeds from the sale of the 14,375,000 shares of common stock, after the underwriting discount and offering expenses of $6.9 million, were approximately $122 million. The Company used the net proceeds from this offering to fund a portion of the purchase price of the Acquisition.

We derived the unaudited pro forma consolidated statement of operations from the historical consolidated financial statements of the Company and the statement of revenues and direct operating expenses of the Acquired Properties. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2014 gives effect to the Acquisition, the debt transactions and the issuance of common stock referred to above as if they occurred on January 1, 2013.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated statement of operations.

The unaudited pro forma consolidated statement of operations is presented for illustrative purposes only and does not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the transactions been consummated on the date or for the period presented. The unaudited pro forma consolidated statement of operations should be read in conjunction with the audited December 31, 2014 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 5, 2015.

CALLON PETROLEUM COMPANY

Unaudited Pro forma Consolidated Statement of Operations for the Year ended December 31, 2014

($ in thousands, except share data)

	Historical	Acquired Properties		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$139,374	$23,934	(a)	$—		$163,308
Natural gas sales	12,488	4,662	(a)	—		17,150

Total operating revenues	151,862	28,596		—		180,458
Operating expenses:
Lease operating expenses	22,372	4,188	(a)	—		26,560
Production taxes	8,973	1,103	(a)	—		10,076
Depreciation, depletion and amortization	56,724	—		8,043	(b)	64,767
General and administrative	25,109	—		—		25,109
Accretion expense	826	—		6	(b)	832
Gain on sale of other property and equipment	(1,080)	—		—		(1,080)
Acquisition expense	668	—		—		668

Total operating expenses	113,592	5,291		8,049		126,932

Income from operations	38,270	23,305		(8,049)		53,526

Other (income) expenses:
Interest expense	9,772	—		9,405	(c)	19,177
Gain on early extinguishment of debt	(151)	—		—		(151)
Loss (gain) on derivative contracts	(31,736)	—		—		(31,736)
Other income expense	(515)	—		—		(515)

Total other (income) expenses	(22,630)	—		9,405		(13,225)

Income (loss) before income taxes	60,900	23,305		(17,454)		66,751
Income tax expense	23,134	—		2,048	(d)	25,182

Net income (loss)	37,766	23,305		(19,502)		41,569
Preferred stock dividends	(7,895)	—		—		(7,895)

Income (loss) available to common stockholders	$29,871	$23,305		$(19,502)		$33,674

Income (loss) per common share:
Basic	$0.67					$0.57
Diluted	$0.65					$0.56
Shares used in computing income (loss) per common share:
Basic	44,848			14,375	(e)	59,223
Diluted	45,961			14,375	(e)	60,336

1. Basis of Presentation

On October 8, 2014, Callon Petroleum Company, Inc., (“Callon” or the “Company”), completed the purchase of certain undeveloped acreage and producing oil and gas assets (the “Acquired Properties”) located in Midland, Andrews, Martin and Ector Counties, Texas (the “Acquisition”) for an aggregate cash purchase price of $210 million (including estimated purchase price adjustments) with an effective date of May 1, 2014.

In connection with the closing of the Acquisition, on October 8, 2014, the borrowing base under the Company’s existing $500 million senior secured revolving credit facility was amended to $250 million (the “Credit Facility”) and the Company replaced its existing $125 million secured second lien term loan (the “Second Lien Loan”) with a new $300 million secured second lien term loan (the “New Second Lien Loan”). The Company used the proceeds from the initial advance under the New Second Lien Loan to pay a portion of the purchase price of the Acquisition, repay in full the amounts outstanding under the existing Second Lien Loan, and repay borrowings under the Credit Facility.

On September 15, 2014, the Company completed a public offering of 12,500,000 shares of its common stock at a price to the public of $9.00 per share, before underwriting discounts, and the exercise in full by the underwriters of their option to purchase 1,875,000 additional shares of common stock at $9.00 per share, which also closed on September 15, 2014. Net proceeds from the sale of the 14,375,000 shares of common stock, after the underwriting discount and offering expenses of $6.9 million, were approximately $122 million. The Company used the net proceeds from this offering to fund a portion of the purchase price of the Acquisition.

The accompanying unaudited consolidated pro forma statement of operations for the year ended December 31, 2014 assumes the Acquisition, the debt transactions and the issuance of common stock discussed above occurred on January 1, 2013.

The unaudited consolidated pro forma statement of operations is presented for illustrative purposes only and does not purport to represent what the Company’s results of operations would have been if the Acquisition, the debt transactions and the issuance of common stock had occurred as presented, or to project the Company’s results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Acquisition, the debt transactions and the issuance of common stock and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma financial statements have been made.

2. Pro Forma Adjustments

Pro forma Statement of Operations for the year ended December 31, 2014

(a)	To record the historical revenues and direct operating expenses related to the Acquired Properties.

(b)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.

(c)	To record $20.2 million of interest related to borrowings under the New Second Lien Loan and $2.2 million of amortization of the deferred financing costs related to the Credit Facility and the New Second Lien Loan, partially offset by the reversal of $5.5 million of interest expense and amortization of deferred financing costs related to the repayment of amounts outstanding under the Second Lien Loan and the Credit Facility. The interest expense adjustment of $9.4 million is net of $7.6 million of estimated interest costs capitalized to unevaluated oil and gas properties.

(d)	To record the income tax effects of the above pro forma adjustments based on the Company’s estimated effective income tax rate.

(e)	To record the issuance of 14,375,000 shares of common stock at an offering price of $9.00 per share, resulting in approximately $122 million in net proceeds after deducting $6.9 million of estimated underwriting commissions and issuance costs.

The pro forma statement of operations does not include adjustments for the termination fee and write off of deferred charges related to the extinguishment of the Second Lien Loan as such adjustments do not have a continuing impact on operations.

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